Exhibit 3.1

A0592361

SAN RAFAEL BANCORP

851 IRWIN STREET SAN RAFAEL, CA 94901

FILED In the office of the Secretary of State of the State of California
1506252	FEB 05 2003
Certificate of Amendment of Articles of Incorporation	/s/ Kevin Shelley
KEVIN SHELLEY, Secretary of State

The undersigned certify that:

1.          They are president and secretary, respectively, of San Rafael Bancorp, a California corporation.

2.          Article Four of the Articles of Incorporation is amended to read as follows:

“The corporation is authorized to issue only one class of shares of stock.  The total number of shares which the corporation is authorized to issue is ten million.  Upon the amendment of this Article to read as herein set forth, each outstanding two shares are divided into three shares.”

3.          The foregoing amendment of Article of Incorporation has been duly approved by the board of directors pursuant to section 902(c) of the California Corporations Code.

4.          The corporation has only one class of shares outstanding.

The undersigned further declare under penalty of perjury under the laws of the State of California that the matters be set forth in this certificate are true and correct of their own knowledge.

Date: January 28, 2003

/s/ Kit M. Cole
Kit M. Cole, President

/s/ W. Jeffery Tappan
W. Jeffery Tappan, Secretary

A0579229

SAN RAFAEL BANCORP

851 IRWIN STREET SAN RAFAEL, CA 94901

FILED In the Office of the Secretary of State of the State of California

1506252	APR 02 2002
Certificate of Amendment of Articles of Incorporation	/s/ Bill Jones
BILL JONES, Secretary of State

The undersigned certify that:

1.           They are president and secretary, respectively, of San Rafael Bancorp, a California corporation.

2.           Article Four of the Articles of Incorporation is amended to read as follows:

“The corporation is authorized to issue only one class of shares of stock.  The total number of shares which the corporation is authorized to issue is ten million.  Upon the amendment of this Article to read as herein set forth, each outstanding share is divided into two shares.”

3.           The foregoing amendment of Article of Incorporation has been duly approved by the board of directors pursuant to section 902(c) of the California Corporations Code.

4.           The corporation has only one class of shares outstanding.

The undersigned further declare under penalty of perjury under the laws of the State of California that the matters be set forth in this certificate are true and correct of their own knowledge.

Date: March 18, 2002

/s/ Kit M. Cole
Kit M. Cole, President

/s/ Richard E. Smith
Richard E. Smith, Secretary

A0550091

SAN RAFAEL BANCORP

851 IRWIN STREET SAN RAFAEL, CA 94901

FILED In the office of the Secretary of State of the State of California

1506252	AUG 7 2000
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION	/s/ Bill Jones
BILL JONES, Secretary of State

The undersigned certify that:

1.                                       They are the president and secretary, respectively, of San Rafael Bancorp, a California corporation.

2.                                       Article Four of the Articles of Incorporation is amended to read as follows:

“The corporation is authorized to issue only one class of shares of stock.  The total number of shares which the corporation is authorized to issue is ten million.  Upon the amendment of this Article to read as herein set forth, each outstanding share is divided into three shares.”

3.                                       The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors persuant to section 902 (c) of the California Corporations Code.

4.                                       The corporation has only one class of shares outstanding.

The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

Date: July 18, 2000

/s/ Kit M. Cole
Kit M. Cole, President

/s/ Richard E. Smith
Richard E. Smith, Secretary

1506252

ARTICLES OF INCORPORATION OF SAN RAFAEL BANCORP	FILED In the office of the Secretary of State of the State of California
DEC 20 1988

/s/ March Fong Eu
MARCH FONG EU, Secretary of State

ONE: The name of this corporation    :    SAN RAFAEL BANCORP.

TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the general corporation law of the State of California other than the banking business, trust company business, or the practice of a profession permitted to be incorporated under the California Corporations Code.

THREE: The name and address in this state of the corporation’s initial agent for service of process is Thomas F. Hyde, 650 California Street, Suite 2600, San Francisco, California, 94108.

FOUR: The total number of shares which the corporation is authorized to issue is ten million (10,000,000).

Dated:   December 20, 1988.

/s/ Thomas F. Hyde
THOMAS F. HYDE

I declare that I am the person who executed the above Articles of Incorporation, and such instrument is my act and deed.

/s/ Thomas F. Hyde
THOMAS F. HYDE